Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FIRST QUARTER 2014 RESULTS

- Announces quarterly cash dividend of $0.025 per share -

SANTA MONICA, CALIFORNIA, May 8, 2014 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three-month period ended March 31, 2014.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure, is included beginning on page 8. Unaudited financial highlights are as follows:

	Three-Month Period Ended March 31,
	2014	2013	% Change
Net revenue	$52,656	$49,087	7%
Operating expenses (1)	33,507	31,908	5%
Corporate expenses (2)	4,836	4,497	8%

Consolidated adjusted EBITDA (3)	14,985	13,380	12%

Free cash flow (4)	$9,353	$3,438	172%
Free cash flow per share, basic (4)	$0.11	$0.04	175%
Free cash flow per share, diluted (4)	$0.10	$0.04	150%

Net income (loss)	$4,388	$(957)	NM

Net income (loss) per share, basic and diluted	$0.05	$(0.01)	NM

Cash dividends declared per common share	$0.03	$—	100%

Weighted average common shares outstanding, basic	88,683,948	86,459,017
Weighted average common shares outstanding, diluted	90,943,866	86,459,017

(1)	Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.1 and $0.2 million of non-cash stock-based compensation for the three-month periods ended March 31, 2014 and 2013, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).
(2)	Corporate expenses include $0.6 million and $0.7 million of non-cash stock-based compensation for the three-month periods ended March 31, 2014 and 2013, respectively.
(3)	Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.
(4)	Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, less non-cash interest expense relating to discount amortization on our $324 million aggregate principal amount of 8.750% senior secured first lien notes (the “Notes”), which were fully redeemed on August 2, 2013, and less interest income. Free cash flow per share is defined as free cash flow divided by the basic or diluted weighted average common shares outstanding.

Entravision Communications

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the first quarter, we achieved continued growth in core advertising revenue (excluding retransmission consent revenue and political advertising revenue) as our television segment again outperformed the television broadcast industry. Continuing the trend of the last several years, we also experienced an increase in retransmission consent revenue. We also improved our free cash flow and net income over the first quarter of 2013 as we benefited from the successful refinancing of our debt. Our audience shares remain strong in the nation’s most densely populated Latino markets, and we believe we are well positioned to benefit as the U.S. Latino market continues to expand and advertisers increasingly recognize the importance of reaching our target audience.”

Announces Quarterly Cash Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.025 per share of the Company’s Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.2 million. The quarterly dividend will be payable on June 30, 2014 to shareholders of record as of the close of business on June 13, 2014, and the common stock will trade ex-dividend on June 11, 2014. As previously announced, the Company currently anticipates that cash dividends will be paid on a quarterly basis in the future. Any decision to pay cash dividends in the future will be subject to further approval by the Board.

Entravision Communications

Financial Results

Three-Month Period Ended March 31, 2014 Compared to Three-Month Period Ended

March 31, 2013

(Unaudited)

	Three-Month Period Ended March 31,
	2014	2013	% Change
Net revenue	$52,656	$49,087	7%
Operating expenses (1)	33,507	31,908	5%
Corporate expenses (1)	4,836	4,497	8%
Depreciation and amortization	3,515	3,955	(11)%

Operating income (loss)	10,798	8,727	24%
Interest expense, net	(3,426)	(7,777)	(56)%

Income (loss) before income taxes	7,372	950	676%

Income tax (expense) benefit	(2,984)	(1,907)	56%

Net income (loss)	$4,388	$(957)	NM

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $52.7 million for the three-month period ended March 31, 2014 from $49.1 million for the three-month period ended March 31, 2013, an increase of $3.6 million. Of the overall increase, approximately $2.8 million was generated by our television segment and was primarily attributable to increases in local advertising revenue and retransmission consent revenue. The remaining $0.8 million of the overall increase was generated by our radio segment and was primarily attributable to an increase in national advertising revenue.

Operating expenses increased to $33.5 million for the three-month period ended March 31, 2014 from $31.9 million for the three-month period ended March 31, 2013, an increase of $1.6 million. The increase was primarily attributable to an increase in salary expense, employee benefits costs and payroll taxes associated with the increase in salary expense.

Corporate expenses increased to $4.8 million for the three-month period ended March 31, 2014 from $4.5 million for the three-month period ended March 31, 2013, an increase of $0.3 million. The increase was primarily attributable to increases in salary expense and interactive media-related expenses.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period Ended March 31,
	2014	2013	% Change
Net Revenue
Television	$37,741	$34,952	8%
Radio	$14,915	$14,135	6%

Total	$52,656	$49,087	7%

Operating Expenses (1)
Television	$19,451	$18,914	3%
Radio	14,056	12,994	8%

Total	$33,507	$31,908	5%

Corporate Expenses (1)	$4,836	$4,497	8%

Consolidated adjusted EBITDA (1)	$14,985	$13,380	12%

(1)	Operating expenses, Corporate expenses, and Consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2014 first quarter results on May 8, 2014 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s Web site located at www.entravision.com.

Entravision Communications Corporation is a diversified Spanish-language media company utilizing a combination of television, radio and digital operations to reach Latino consumers across the United States, as well as the border markets of Mexico. Entravision is the largest affiliate group of both the top-ranked Univision television network and Univision’s UniMas network, with television stations in 20 of the nation’s top 50 Latino markets. The company owns and/or operates 58 primary television stations and also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 49 owned and operated radio stations. Additionally, Entravision has a variety of cross-platform digital content and sales offerings designed to capitalize on the company’s leadership position within the Latino broadcasting community. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands)

	March 31, 2014	December 31, 2013
	(Unaudited)

ASSETS
Current assets
Cash and cash equivalents	$47,125	$43,822
Trade receivables, net	53,721	57,043
Deferred income taxes	6,100	6,100
Prepaid expenses and other current assets	4,892	4,087

Total current assets	111,838	111,052
Property and equipment, net	57,709	58,765
Intangible assets subject to amortization, net	19,186	19,812
Intangible assets not subject to amortization	220,701	220,701
Goodwill	36,647	36,647
Deferred income taxes	81,894	83,856
Other assets	6,802	7,404

Total assets	$534,777	$538,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$3,750	$3,750
Advances payable, related parties	118	118
Accounts payable and accrued expenses	24,313	31,246

Total current liabilities	28,181	35,114
Long-term debt, less current maturities	359,375	360,313
Other long-term liabilities	7,320	6,786

Total liabilities	394,876	402,213

Stockholders’ equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	927,497	927,377
Accumulated deficit	(787,208)	(791,596)
Accumulated other comprehensive income (loss)	(397)	234

Total stockholders’ equity	139,901	136,024

Total liabilities and stockholders’ equity	$534,777	$538,237

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period Ended March 31,
	2014	2013

Net revenue	$52,656	$49,087

Expenses:
Direct operating expenses	24,876	24,225
Selling, general and administrative expenses	8,631	7,683
Corporate expenses	4,836	4,497
Depreciation and amortization	3,515	3,955

	41,858	40,360

Operating income (loss)	10,798	8,727
Interest expense	(3,438)	(7,784)
Interest income	12	7

Income (loss) before income taxes	7,372	950
Income tax (expense) benefit	(2,984)	(1,907)

Net income (loss)	$4,388	$(957)

Basic and diluted earnings per share:
Net income (loss) per share, basic and diluted	$0.05	$(0.01)

Cash dividends declared per common share	$0.03	$—

Weighted average common shares outstanding, basic	88,683,948	86,459,017

Weighted average common shares outstanding, diluted	90,943,866	86,459,017

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$4,388	$(957)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,515	3,955
Deferred income taxes	2,495	1,842
Amortization of debt issue costs	201	455
Amortization of syndication contracts	122	151
Payments on syndication contracts	(158)	(325)
Non-cash stock-based compensation	708	872
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	3,510	1,916
(Increase) decrease in prepaid expenses and other assets	(993)	(828)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(7,041)	(8,692)

Net cash provided by (used in) operating activities	6,747	(1,611)

Cash flows from investing activities:
Purchases of property and equipment and intangibles	(1,918)	(2,555)

Net cash provided by (used in) investing activities	(1,918)	(2,555)

Cash flows from financing activities:
Proceeds from stock option exercises	1,636	351
Payments on long-term debt	(938)	—
Dividends paid	(2,224)	—

Net cash provided by (used in) financing activities	(1,526)	351

Net increase (decrease) in cash and cash equivalents	3,303	(3,815)
Cash and cash equivalents:
Beginning	43,822	36,130

Ending	$47,125	$32,315

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period Ended March 31,
	2014	2013
Consolidated adjusted EBITDA (1)	$14,985	$13,380
Interest expense	(3,438)	(7,784)
Interest income	12	7
Income tax (expense) benefit	(2,984)	(1,907)
Amortization of syndication contracts	(122)	(151)
Payments on syndication contracts	158	325
Non-cash stock-based compensation included in direct operating expenses	(90)	(184)
Non-cash stock-based compensation included in corporate expenses	(618)	(688)
Depreciation and amortization	(3,515)	(3,955)

Net income (loss)	4,388	(957)
Depreciation and amortization	3,515	3,955
Deferred income taxes	2,495	1,842
Amortization of debt issue costs	201	455
Amortization of syndication contracts	122	151
Payments on syndication contracts	(158)	(325)
Non-cash stock-based compensation	708	872
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in accounts receivable	3,510	1,916
(Increase) decrease in prepaid expenses and other assets	(993)	(828)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(7,041)	(8,692)

Cash flows from operating activities	$6,747	$(1,611)

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(In thousands; unaudited)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period Ended March 31,
	2014	2013
Consolidated adjusted EBITDA (1)	$14,985	$13,380
Net interest expense (1)	3,225	7,322
Cash paid (refunded) for income taxes	489	65
Capital expenditures (2)	1,918	2,555

Free cash flow (1)	9,353	3,438

Capital expenditures (2)	1,918	2,555
Amortization of debt issue costs	(201)	(455)
Non-cash income tax expense	(2,495)	(1,842)
Amortization of syndication contracts	(122)	(151)
Payments on syndication contracts	158	325
Non-cash stock-based compensation included in direct operating expenses	(90)	(184)
Non-cash stock-based compensation included in corporate expenses	(618)	(688)
Depreciation and amortization	(3,515)	(3,955)

Net income (loss)	$4,388	$(957)

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.